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                                                                      Exhibit 11

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion of our report dated December 29, 1997 on our audit of the Statement of Assets and Liabilities of LaSalle Partners Funds, Inc. as of December 29, 1997 with respect to this Pre-Effective Amendment No. 2 to the Registration Statement (No. 811-08373) under the Securities Act of 1933 on Form N-1A. We also consent to the reference to our Firm under the heading "Legal Counsel and Independent Accountants" in the Prospectus and under the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.



Coopers & Lybrand L.L.P.


2400 Eleven Penn Center
Philadelphia, PA  19103
January 26, 1998